UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 5, 2015, Imprimis Pharmaceuticals, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”). Item 8.01 of the Original Form 8-K contained an error in certain calendar dates and this Current Report on Form 8-K/A is being filed to amend, restate and replace Item 8.01 only of the Original Form 8-K.

Item 8.01 Other Events

On August 4, 2015, the Company completed the acquisition (“Acquisition”) of all of the outstanding capital stock of JT Pharmacy, Inc. D/B/A Central Allen Pharmacy (“CAP”) from its owners, Jonathan Nguyen and Julie Trinh (the “Sellers”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated July 10, 2015, by and among the Company and the Sellers. CAP is a compounding and retail pharmacy located in Allen, Texas and licensed to conduct pharmacy operations in the state of Texas.

On August 4, 2015 (the “Closing Date”), the Company paid to the Sellers an aggregate of (i) three-hundred sixty thousand dollars ($360,000) and (ii) sixty thousand dollars ($60,000) in cash equal to the value of the verified inventory, owned by CAP as of the Closing Date.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements regarding the proposed transaction between the Company and the Sellers. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from difficulties with the integration process or the realization of the expected benefits of the transaction; and general regulatory developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, which identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: August 6, 2015	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer